                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            ECC International Corp.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            ECC INTERNATIONAL CORP.

                            -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
  ECC INTERNATIONAL CORP.:

     Notice is hereby given that the Annual Meeting of Stockholders of ECC International Corp., a Delaware corporation (the "Company"), will be held at The Drake Hotel, 440 Park Avenue at 56th Street, New York, New York, on Wednesday, December 6, 1995 at 10:00 a.m., Eastern Standard Time (the "Meeting"), to consider and act upon the following matters:

          1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

          2. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year.

          3. To approve the Company's 1996 Employee Stock Purchase Plan.

          4. To transact such other business as may properly come before the Meeting and any adjournments thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     Holders of record of the Company's Common Stock, $.10 par value, as of the close of business on October 18, 1995 will be entitled to notice of and to vote at the Meeting and any adjournments thereof. A list of stockholders is open for examination to any stockholder at the offices of the Company, 175 Strafford Avenue, Suite 116, Wayne, Pennsylvania 19087-3377 and will be available at the Meeting.

                                            By Order of the Board of Directors,

                                            Richard F. Thompson

                                            RICHARD F. THOMPSON, Secretary

Wayne, Pennsylvania
October 23, 1995

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN TO THE COMPANY THE ENCLOSED PROXY CARD. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                            ECC INTERNATIONAL CORP.

                            ------------------------

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 6, 1995

     This Proxy Statement is furnished in connection with the solicitation by the management of ECC International Corp., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held at The Drake Hotel, 440 Park Avenue at 56th Street, New York, New York, on Wednesday, December 6, 1995, at 10:00 a.m., Eastern Standard Time (the "Meeting"), and all adjournments and postponements thereof. The matters to be considered and acted upon at the Meeting are described below in this Proxy Statement.

     All shares represented by proxies will be voted in the manner specified on the proxy card or, if not specified, in favor of the proposals listed on the card. Stockholders giving proxies may revoke them at any time prior to their being voted by either written or oral request to the Secretary.

     The Company's principal executive offices are located at 175 Strafford Avenue, Suite 116, Wayne, Pennsylvania 19087-3377. The Company also maintains offices at 5882 South Tampa Avenue, Orlando, Florida 32839-3981 and Kingston Wharf, Brighton Road, Shoreham-by-Sea, Sussex, England BN436RN. The Notice of Meeting, this Proxy Statement, the enclosed proxy card and the Company's Annual Report for the fiscal year ended June 30, 1995 were first mailed to the Company's stockholders on or about October 23, 1995.

VOTING SECURITIES AND VOTES REQUIRED

     Holders of record of the Company's Common Stock, $.10 par value (the "Common Stock"), as of the close of business on October 18, 1995 (the "Record Date"), will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date, there were outstanding and entitled to vote 7,694,690 shares of Common Stock. With respect to each matter to come properly before the Meeting, each holder of shares of Common Stock will be entitled to one vote per share. Each outstanding share of Common Stock has attached to it one Preferred Stock Purchase Right, which entitles the registered holder to purchase from the Company one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock at a price of $45 per one one-hundredth of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between the Company and Mellon Bank (East), N.A., as Rights Agent, which was entered into in connection with the Warrant Dividend Plan adopted by the Board of Directors of the Company (the "Board").

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required for the approval of the 1996 Employee Stock Purchase Plan and the ratification of the selection of Coopers & Lybrand L.L.P. ("Coopers &

Lybrand") by the Board as the Company's independent auditors for the current fiscal year. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of August 31, 1995, with respect to the beneficial ownership of the Company's Common Stock by (i) the only persons known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group:

                                                               SHARES OF              PERCENTAGE OF
                   NAME AND ADDRESS                          COMMON STOCK              OUTSTANDING
                 OF BENEFICIAL OWNER                     BENEFICIALLY OWNED(1)       COMMON STOCK(2)
                 -------------------                     ---------------------       ---------------
5% STOCKHOLDERS:
Heartland Advisors, Inc.
  790 North Milwaukee Street
  Milwaukee, WI 53202.................................          798,800(3)                 10.4%
T. Rowe Price Associates, Inc.
  100 E. Pratt Street
  Baltimore, MD 21202.................................          569,600(4)                  7.4%
Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, Suite 650
  Santa Monica, CA 90401..............................          414,814(5)                  5.4%
DIRECTORS AND EXECUTIVE OFFICERS:
Julian Demora.........................................          325,000(6)                  4.2%
Ajit W. Hirani........................................            3,693                       *
Max M. Kampelman(7)...................................           20,000(8)                    *
Martin S. Kaplan......................................           57,570(9)                    *
Herbert Krasnow.......................................          129,045(10)                 1.7%
Jesse Krasnow.........................................           59,999(10)(11)               *
Thomas E. McGrath.....................................           50,000(9)                    *
Merrill A. McPeak.....................................                0                       *
George W. Murphy......................................          218,426(12)                 2.8%
Patrick M. Donohue....................................           22,440(13)                   *
James A. Ferguson.....................................           18,264(14)                   *
Jerry D. Robbins......................................            4,006                       *
Nicholas A. Siecko....................................           13,711(15)                   *
Richard F. Thompson...................................           26,846(16)                   *
All directors and officers as a group (14 persons)....          949,000(17)                12.4%

---------------

*Percentage is less than 1% of the total number of outstanding shares of Common
 Stock of the Company.

(1) The number of shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Securities and Exchange Commission (the "Commission"). Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power, and also includes any shares which the person or entity has the right to acquire within 60 days after August 31, 1995. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2) For purposes of this table, the number of outstanding shares of Common Stock of the Company is adjusted for each person to include the number of shares of Common Stock into which any options held by such person are exercisable within 60 days after August 31, 1995.

(3) Heartland Advisors, Inc. filed a Schedule 13G pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder reporting its beneficial ownership of shares of Common Stock of the Company as of May 31, 1995. The foregoing information is derived from such Schedule 13G.

(4) T. Rowe Price Associates, Inc. filed a Schedule 13G pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder reporting its beneficial ownership of shares of Common Stock of the Company as of February 14, 1995. The foregoing information is derived from such Schedule 13G.

(5) Dimensional Fund Advisors, Inc. filed a Schedule 13G pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder reporting its beneficial ownership of shares of Common Stock of the Company as of January 30, 1995. The foregoing information is derived from such Schedule 13G.

(6) Includes 15,000 shares which are held in trust for the benefit of Mr. Demora's spouse and 10,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after August 31, 1995.

(7) Mr. Kampelman has declined to be nominated for reelection to the Board and will retire from the Board following the Meeting pursuant to the Board's mandatory retirement policy.

(8) Represents shares held by Majorie B. Kampelman (spouse) as trustee under indenture dated 3/27/94.

(9) Includes 32,500 shares issuable upon exercise of outstanding stock options exercisable within 60 days after August 31, 1995.

(10) Includes 16,250 shares issuable upon exercise of outstanding stock options exercisable within 60 days after August 31, 1995.

(11) Includes 7,500 shares which are held in trust for the benefit of Mr. Krasnow's three minor children.

(12) Includes 104,125 shares issuable upon exercise of outstanding stock options exercisable within 60 days after August 31, 1995.

(13) Includes 17,281 shares issuable upon exercise of outstanding stock options exercisable within 60 days after August 31, 1995.

(14) Includes 15,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after August 31, 1995.

(15) Includes 10,125 shares issuable upon exercise of outstanding stock options exercisable within 60 days after August 31, 1995.

(16) Includes 21,563 shares issuable upon exercise of outstanding stock options exercisable within 60 days after August 31, 1995.

(17) Includes 275,594 shares issuable upon exercise of outstanding stock options exercisable within 60 days after August 31, 1995.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy card (Herbert Krasnow and George W. Murphy) will vote to elect the eight nominees named below unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Mr. Kampelman has declined to be nominated for reelection to the Board and will retire from the Board following the Meeting pursuant to the Board's mandatory retirement policy. The Board wishes to express its appreciation to Mr. Kampelman for his past service as a member of the Board.

     Each director will be elected to hold office until the next Annual Meeting of Stockholders or until his successor is elected and qualified. If for any reason any nominee should become unavailable for election prior to the Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable. The affirmative vote of the holders of a plurality of the shares of the Common Stock of the Company present or represented at the Meeting is necessary for the election of the nominees named below.

     Set forth below are the name and age of each nominee for the Board and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly-held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of August 31, 1995, appears under "Stock Ownership of Certain Beneficial Owners and Management."

     JULIAN DEMORA, age 69, became a director in 1992. Mr. Demora is President of the construction and development company, Key Realty and Development, Inc.

     AJIT W. HIRANI, age 48, is Vice President, General Manager of Training Systems Division for the Company. Mr. Hirani has been employed by the Company since 1972.

     MARTIN S. KAPLAN, age 56, became a director in 1969. Mr. Kaplan is a partner in the law firm of Hale and Dorr.

     HERBERT KRASNOW, age 73, became a director in 1973. Mr. Krasnow is a partner in the private investment firm of Lefferts/Fore Associates.

     JESSE KRASNOW, age 46, became a director in 1976. Mr. Krasnow is a partner in the private investment firm of Lefferts/Fore Associates. Mr. Jesse Krasnow is Mr. Herbert Krasnow's son.

     THOMAS E. MCGRATH, age 51, became a director in 1983. Mr. McGrath is a Managing Director of Citicorp Securities, Inc.

     MERRILL A. MCPEAK, age 59, was elected as a director by the Board in September, 1995. He served over twenty years in senior United States Air Force positions, culminating in four years as Chief of Staff from 1990 through 1994. As Chief of Staff, he led an organization of almost one million people with annual budgets nearing $100 billion. He retired in 1994 with the rank of General.

     GEORGE W. MURPHY, age 59, became a director in 1973. Mr. Murphy is President and Chief Executive Officer of the Company.

BOARD AND COMMITTEE MEETINGS

     During the fiscal year ended June 30, 1995, the Board held five meetings. Every member of the Board attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which they respectively served, with the exception of Mr. Demora, who attended three meetings of the Board. The Company also has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Company does not have a Nominating Committee.

     The principal functions of the Audit Committee are to make recommendations to the Board regarding the appointment of the Company's independent public accountants; review and approve any major changes in accounting policy; review the arrangements for, and the scope and results of, the independent audit; review and approve the independent accountants' proposed fees for audit and non-audit services; and review the Company's policies and procedures for compliance with disclosure requirements with respect to conflicts of interest and for prevention of unethical, questionable or illegal payments. Messrs. J. Krasnow and McGrath, who comprise the Audit Committee of the Board, each attended the only meeting of that Committee held during the 1995 fiscal year.

     The principal function of the Compensation Committee is to advise and guide the Board in determining executive officer compensation. Messrs. Kaplan, J. Krasnow and McGrath, who comprise the Compensation Committee, each attended both meetings of that Committee held during the 1995 fiscal year.

     The principal function of the Stock Option Committee is to assist the Board in the administration of the Company's stock option plans. Messrs. Kaplan and McGrath, who comprise the Stock Option Committee, each attended both meetings of that Committee held during the 1995 fiscal year.

DIRECTORS' COMPENSATION

     In the last fiscal year, aggregate directors' fees of $149,000 were paid with respect to six outside directors. Pursuant to these arrangements, Messrs. Demora, Kampelman, Kaplan, H. Krasnow, J. Krasnow and McGrath each received an annual fee of $20,000 and a fee of $1,000 for each meeting attended. In the fiscal year ended June 30, 1995, Mr. Demora received $23,000; Mr. Kampelman received $24,000; Messrs. Kaplan and H. Krasnow each received $25,000 and Messrs. J. Krasnow and McGrath each received $26,000 in directors' fees. Mr. Kaplan is a partner at Hale and Dorr, which provides legal services to the Company. Mr. Kampelman is of Counsel to Fried, Frank, Harris, Shriver & Jacobson, which provides legal services to the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company's President and Chief Executive Officer and the Company's four other most highly compensated executive officers during the fiscal year ended June 30, 1995 who were serving as executive officers on June 30, 1995 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                       ------------
                                                                          AWARDS
                                                                       ------------
                                             ANNUAL COMPENSATION        SECURITIES
            NAME AND                        ----------------------      UNDERLYING        ALL OTHER
       PRINCIPAL POSITION          YEAR     SALARY($)     BONUS($)      OPTIONS(#)    COMPENSATION($)(1)
       ------------------          ----     ---------     --------     ------------   ------------------
George W. Murphy................   1995     $ 297,873     $ 60,000        75,000           $ 49,858
  President and Chief              1994       276,000      100,000        14,375             53,725
  Executive Officer                1993       270,000           --            --             30,502
Ajit W. Hirani(2)...............   1995       195,059       45,000        40,000             29,651
  Vice President,
  General Manager of Training
  Systems Division
James M. Ferguson(2)............   1995       188,739       25,000        15,000             39,707
  Vice President,
  Vending Products
Patrick M. Donohue..............   1995       178,151       25,000        12,000             31,721
  Vice President,                  1994       169,519       24,000         4,281             28,017
  Marketing                        1993       157,500           --            --              9,537
Jerry D. Robbins(2).............   1995       164,525       30,000        15,000             23,847
  Vice President,
  Vending Products

---------------

(1) Includes the following: (a) profit sharing contributions by the Company in 1995 for Messrs. Murphy, Hirani, Ferguson, Donohue and Robbins of $20,095 each; (b) the Company's contributions under the Savings and Investment Plan in 1995 for Messrs. Murphy, Hirani, Ferguson, Donohue and Robbins of $5,662, $6,185, $5,980, $6,101 and $1,469, respectively; (c) the portion of the premium paid by the Company with respect to split-dollar executive deferred compensation insurance program in 1995 for Messrs. Murphy, Hirani, Ferguson, Donohue and Robbins of $1,413, $456, $996, $840 and $271, respectively; (d) the Company's contributions under the key executive universal life insurance program in 1995 of $15,000 for Mr. Murphy and $7,500 for Mr. Ferguson; (e) the taxable portion of long-term disability premiums paid by the Company in 1995 for Messrs. Murphy, Hirani, Ferguson, Donohue and Robbins of $7,238, $2,741, $4,686, $4,235 and $1,910, respectively; and (f) the taxable portion of group term life insurance paid by the Company in 1995 for Messrs. Murphy, Hirani, Ferguson, Donohue and Robbins of $450, $174, $450, $450 and $102, respectively.

(2) Messrs. Hirani, Ferguson and Robbins were each elected an executive officer of the Company effective January 25, 1995. Salary reflected in the table includes compensation paid in all capacities during fiscal year 1995.

OPTION GRANTS

     The following table sets forth certain information concerning grants of stock options made during the fiscal year ended June 30, 1995 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                                VALUE AT
                              -------------------------------------------------------------    ASSUMED ANNUAL RATES
                                                   PERCENT OF                                     OF STOCK PRICE
                                 NUMBER OF        TOTAL OPTIONS                                  APPRECIATION FOR
                                SECURITIES         GRANTED TO       EXERCISE                      OPTION TERM(2)
                                UNDERLYING        EMPLOYEES IN       PRICE       EXPIRATION   -----------------------
            NAME              OPTIONS GRANTED      FISCAL YEAR    PER SHARE(1)      DATE         5%           10%
            ----              ---------------     -------------   ------------   ----------   --------     ----------
George W. Murphy............       75,000(3)           9.4%          $11.50        1/24/05    $574,250     $1,374,000
Ajit W. Hirani..............       40,000(4)           5.0            11.50        1/24/05     289,200        732,800
James M. Ferguson...........       15,000(3)           1.9            11.50        1/24/05     108,450        274,800
Patrick M. Donohue..........       12,000(3)           1.5            11.50        1/24/05      86,760        219,840
Jerry D. Robbins............       15,000(4)           1.9            11.50        1/24/05     108,450        274,800

---------------

(1) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account any appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.
(3) Options are fully exercisable commencing on the date of grant.
(4) Options vest in five equal annual installments commencing on the first anniversary of date of grant.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended June 30, 1995 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 1995:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF
                                                                  SECURITIES
                                                                  UNDERLYING           VALUE OF
                                                                  UNEXERCISED         UNEXERCISED
                                                                  OPTIONS AT         IN-THE-MONEY
                                                                    FISCAL            OPTIONS AT
                                                                   YEAR-END         FISCAL YEAR-END
                                      SHARES                          (#)               ($)(1)
                                     ACQUIRED        VALUE       -------------     -----------------
                                    ON EXERCISE     REALIZED     EXERCISABLE/        EXERCISABLE/
              NAME                      (#)           ($)        UNEXERCISABLE       UNEXERCISABLE
              ----                  -----------     --------     -------------     -----------------
George W. Murphy.................      21,874       $289,449        115,265/0         $ 358,438/0
Ajit W. Hirani...................          --              0         0/40,000                 0/0
James M. Ferguson................       1,000          8,750         15,000/0                 0/0
Patrick M. Donohue...............       9,844        123,050         22,281/0            90,388/0
Jerry D. Robbins.................          --              0         0/15,000                 0/0

---------------

(1) Value of unexercised "in-the money" options represents the difference between the closing price of the Company's Common Stock on June 30, 1995 ($11.125 per share) and the exercise price of the option, multiplied by the number of shares subject to the option. The lowest exercise price on any of the outstanding options is $2.125 per share.

REPORT OF THE COMPENSATION COMMITTEE

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's Compensation Committee of the Board is responsible for determining the compensation for the key executives of the Company. The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. This program seeks to enhance the profitability of the Company, and thereby enhance stockholder value, by linking the financial interests of the Company's executives with those of the stockholders.

     In applying this philosophy, the Board, guided by input and recommendations from the Compensation Committee members, has established a program to attract and retain executives of outstanding abilities who are critical to the long-term success of the Company, and reward executives for achievement of internal Company goals as well as long-term strategic management. Through these objectives, the Company integrates its compensation program with its annual and long-term strategic planning.

EXECUTIVE COMPENSATION PROGRAM

     The Board, with guidance and input from the Compensation Committee, approves the executive compensation program on an annual basis, including specified levels of compensation for all executive officers. The Company's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental three elements:

     - a base salary that is determined by individual contributions and sustained performance.

     - an annual cash bonus that is tied to corporate financial performance as well as the achievement of individual business-related objectives.

     - a long-term incentive program that rewards executives when stockholder value is created through an increase in the market value of the Company's Common stock or through significant performance achievements that enhance the long-term success of the Company.

     SALARY. Salaries for executive officers are reviewed by the Board on an annual basis. In determining salary adjustments, the Board considers individual performance and contributions to the Company as well as the recommendations of management. In 1995, the Board awarded salary increases to all executive officers. The amount of each increase was determined separately for each executive officer and was based on individual performance as well as factors reflecting a team approach to various aspects of the Company's business.

     In 1990, the Company engaged a consulting firm in the employee compensation and benefits field. The study conducted by this firm confirmed that the compensation levels for the Company's key executive officers are in the appropriate range when compared to companies of comparable size within the defense and electronics industry.

     ANNUAL INCENTIVE COMPENSATION. Annual incentives for the Company's executive officers are intended to reflect the Company's belief that management can make significant contributions to enhance stockholder value by achieving Company objectives and maximizing earnings. Accordingly, the Company has developed a management bonus plan that awards cash bonuses based on the achievement of certain objectives, including earnings, actual performance versus budget, order backlog, acquisition of new business and overall Company profitability.

     Bonuses for executive officers are discretionary and are determined annually by the Board after a review of the recommendations of the Compensation Committee and management. The bonuses, if any, for Messrs. Murphy and Hirani are determined by the Board without any recommendations from management. Due to the Company's strong performance in 1995, cash bonuses were awarded to all executive officers.

     LONG-TERM INCENTIVE COMPENSATION. The Company's long-term incentive compensation program is implemented through the grant of stock options. This program is intended to align executive interests with the long-term interests of stockholders by linking executive compensation with stockholder enhancement. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a significant, long-term equity ownership position in the Company's Common Stock. Stock options are granted at prevailing market rates and will only have value if the Company's stock price increases in the future. Stock option grants either vest immediately on the date of grant, or vest in five equal annual installments commencing on the first anniversary of the date of grant. Further, executives must be employed by the Company at the time of vesting in order to exercise the options.

     Stock option awards are reviewed and considered by the Board and Stock Option Committee members every other year. Stock option awards are determined based upon consideration of management recommendations for each participant and financial results for the Company as well as the participant's present equity holdings in the Company. With respect to Messrs. Murphy and Hirani, the Board reviews each of their performances and determines an appropriate award, if any. Based on the Company's performance in 1995, all executive officers received stock option grants. Each of the Named Executive Officers received fully vested stock option grants ranging from 12,000 to 75,000 shares. See "Executive Compensation -- Option Grants."

     CHIEF EXECUTIVE OFFICER COMPENSATION. The Board evaluates the performance of the Chief Executive Officer on an annual basis. The assessment of the Chief Executive Officer is based on a number of factors, including the following: achievement of short and long-term financial and strategic targets and objectives, considering factors such as sales and earnings per share; Company position within the industries in which it competes, including market share; overall economic climate; individual contribution to the Company; and such other factors as the Board may deem appropriate. Mr. Murphy's annual base salary for the 1995 fiscal year was increased by $21,873 over his base salary for the 1994 fiscal year, based upon a consideration of the factors discussed above. In addition, in 1995, Mr. Murphy received a cash bonus in the amount of $60,000 and was granted an option to purchase 75,000 shares of Common Stock of the Company.

                                                    COMPENSATION COMMITTEE,

                                                    Martin S. Kaplan
                                                    Jesse Krasnow
                                                    Thomas E. McGrath

STOCK PERFORMANCE GRAPH

     The following graph compares cumulative stockholder return on the Company's Common Stock since June 30, 1990, the last trading day preceding the first day of the fifth preceding fiscal year of the Company, with the cumulative total return for (i) the Russell 2000 and (ii) a peer group index determined by the Company. The peer group index consists of EDO Corporation, Gencorp Inc., Hexcel Corporation, Logicon, Inc., M/A-COM, Inc., Sparton Corporation, TransTechnology Corporation, United Industrial Corporation, UNC, Inc. and Wyman Gordon Co.


                       COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                ECC INTERNATIONAL CORP., RUSSELL 2000, PEER GROUP
                      (Performance results through 6/30/95)
      Measurement Period
    (Fiscal Year Covered)               ECC        Russell 2000     Peer Group
          1990                        100.00          100.00          100.00
          1991                        140.69          101.23           94.76
          1992                         59.53          115.95          108.57
          1993                         56.55          146.05          123.88
          1994                        309.55          152.48          112.92
          1995                        264.91          183.08          147.58

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in ECC common stock, Russell 2000, and
Peer Group.

* Cumulative total return assumes reinvestment of dividends.


               APPROVAL OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

     The Company's 1996 Employee Stock Purchase Plan (the "1996 Plan") continues the program originally put in place by the 1984 Employee Stock Purchase Plan and continued by the 1987 Employee Stock Purchase Plan, 1990 Employee Stock Purchase Plan and 1993 Employee Stock Purchase Plan.

     The 1996 Plan covers a total of 360,000 shares of the Company's Common Stock and consists of six semi-annual offerings of 60,000 shares each. The number of shares available for an offering may be increased, at the election of the committee administering the 1996 Plan, by the shares, if any, which were made available but not purchased during earlier offerings. The first offering under the 1996 Plan will commence on July 1, 1996 and will terminate on December 31, 1996. Subsequent offerings will commence on July 1 and January 1 of each year and will terminate, respectively, on each subsequent December 31 and June
30. The final offering under the 1996 Plan will commence on January 1, 1999 and will terminate on June 30, 1999. With certain exceptions, all full-time employees who were and continue to be employed by the Company or its subsidiaries for at least three months are eligible to participate. All employees of the Company or its subsidiaries are eligible to participate in the 1996 Plan on the same basis as other employees.

     During each semi-annual offering, the maximum number of shares which may be purchased by a participating employee under the 1996 Plan will be determined on the first day of the offering under a formula whereby 85% of the market value of a share of the Common Stock on the first day of the offering is divided into an amount equal to that percentage of the employee's regular semiannual salary which he or she elected to have withheld. The purchase price for shares purchased by a participating employee is paid in cash through payroll deductions and an employee may elect to have from 1% to 10% deducted from his or her regular semiannual salary for this purpose. For each offering period, the price at which the employee's option is exercised is the lower of (a) 85% of the closing sales price of the Common Stock on the New York Stock Exchange (the "Closing Price") on the day that the offering commences or (b) 85% of the Closing Price on the day that the offering terminates.

     The Board may at any time amend the 1996 Plan. No amendment can be made, however, without prior approval of the stockholders of the Company if such amendment would (a) materially increase the benefits accruing the participants under the 1996 Plan, (b) materially increase the number of shares which may be issued under the 1996 Plan or (c) materially modify the requirements as to eligibility for participation under the 1996 Plan.

     The 1996 Plan is administered by the Board (excluding those board members who are members of management), which is authorized to designate subsidiaries whose employees will be entitled to participate in the 1996 Plan, to decide questions of eligibility and to make rules and regulations for the administration and interpretation of the 1996 Plan.

     FEDERAL INCOME TAX CONSEQUENCES. The 1996 Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), which provides that the participant does not have to pay any federal income tax upon joining the 1996 Plan or when an Offering ends and he or she receives shares of Common Stock. The participant is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price which he or she paid for them.

     If the participant has owned the shares for more than one year and disposes of them at least two years after the day the Offering commenced, he or she will be taxed as follows. If the market price of the shares on the date they are sold is equal to or less than the price paid for the shares under the 1996 Plan, the participant will incur a long-term capital loss in the amount equal to the price paid over the sale price. If the sale price is higher than the price paid under the 1996 Plan, the participant will recognize ordinary income in an amount equal to the lesser of (a) the excess of the market price of the shares on the day the Offering commenced over the price paid or (b) the excess of the sale price over the price paid. Any gain exceeding the amount treated as ordinary income is treated as a long-term capital gain.

     If the participant sells the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the day the Offering commenced, the participant will recognize ordinary income on the amount of the difference between the actual purchase price and the market price of the shares on the date of purchase and the Company will receive an expense deduction for the same amount, subject to the limitations imposed by
Section 162(m) of the Code. The participant will recognize a capital gain or loss (long-term or short-term depending on the period he has owned the shares) for the difference between the sale price and the market price on the date of purchase.

     The amount which a participant elects to have deducted from his or her base pay for the purchase of Common Stock under the 1996 Plan constitutes compensation and is included in such participant's gross income and is deductible by the Company for federal income tax purposes.

     Except as provided in the preceding paragraph, the Company will not be entitled to a tax deduction upon the purchase or sale of shares under the 1996 Plan. The 1996 Plan is not qualified under Section 401(a) of the Code.

BOARD OF DIRECTORS RECOMMENDATION

     The Board recommends approval of the 1996 Plan. The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present or represented at the Meeting is required to approve the 1996 Plan.

       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected Coopers & Lybrand as the Company's independent public accountants for the fiscal year ending June 30, 1996. Although stockholder approval of the Board's selection of Coopers & Lybrand is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board will reconsider its selection of Coopers & Lybrand. It is not expected that any representative of Coopers & Lybrand will be present at the Meeting.

                                 OTHER MATTERS

     The Board knows of no business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote or otherwise act in accordance with their judgment on such matters.

     The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional materials that may be furnished to stockholders. It may be that further solicitations will be made by regular employees of the Company who will not be additionally compensated therefor. The Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries in whose names stock is held will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses in connection with this service.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at next year's Annual Meeting of Stockholders must be received by the Secretary of the Company at 175 Strafford Avenue, Suite 116, Wayne, Pennsylvania 19087-3377 not later than June 25, 1996, for inclusion in the proxy materials for that Meeting.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN TO THE COMPANY THE ENCLOSED PROXY CARD. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

                                            By Order of the Board of Directors,

                                            Richard F. Thompson

                                            RICHARD F. THOMPSON, Secretary

Dated: October 23, 1995

                           ECC INTERNATIONAL CORP.

                      1996 EMPLOYEE STOCK PURCHASE PLAN

        1.   Purposes.

        The 1996 Employee Stock Purchase Plan of ECC International Corp. (the "Plan") is intended to provide a method whereby employees of ECC International Corp. and its Subsidiary Corporations (as defined below) (hereinafter collectively referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of such Section 423.

        2.   Definitions.

        (a) "base pay" means regular straight-time earnings (as the same may be adjusted from time to time) but excluding payments for overtime, shift differentials, incentive compensation, sales commissions, bonuses and other special payments.

        (b) "Employee" means any person who is customarily employed by the Company for 20 or more hours per week and at least five months in a calendar year.

        (c) "Offering" or "Offerings" means the offering(s) of shares of Common Stock to Employees of the Company pursuant to this Plan.

        (d) "Offering Commencement Date" means the date on which an Offering under the Plan commences pursuant to Paragraph 4.

        (e) "Offering Termination Date" means the date on which an Offering under the Plan terminates pursuant to Paragraph 4.

        (f) "Offering Period" means, with respect to each Offering under the Plan, the period of time beginning on the applicable Offering Commencement Date and ending on the applicable Offering Termination Date.

        (g) "Subsidiary Corporation" means any present or future corporation which (i) is a "subsidiary corporation" as that term is defined in Section 424 of the Code and (ii) is designated as a participant in the Plan by the Board of Directors or by the Committee described in Paragraph 13.

        3.   Eligibility.

        (a) Any Employee who shall have completed three months of employment and who shall be employed by the Company on an Offering Commencement Date shall be eligible to participate in the applicable Offering under the Plan.

        (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option to participate in the Plan:

             (i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation (for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

             (ii) which permits his or her rights to purchase stock of the Company or of any Subsidiary Corporation, pursuant to this Plan or any other employee stock purchase plan of the Company or of any Subsidiary Corporation, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for any one calendar year.

        4.   Offering Dates.

        The Plan will be implemented by six (6) semi-annual Offerings of an aggregate of 360,000 shares (subject to adjustment as provided in Paragraphs 12(a) and 17) each of the Common Stock, as follows:

        (i) the first Offering shall commence on July 1, 1996 and shall terminate on December 31, 1996;

        (ii) the second Offering shall commence on January 1, 1997 and shall terminate on June 30, 1997;

        (iii) the third Offering shall commence on July 1, 1997 and shall terminate on December 31, 1997;

        (iv) the fourth Offering shall commence on January 1, 1998 and terminate on June 30, 1998;

        (v) the fifth Offering shall commence on July 1, 1998 and terminate on December 31, 1998; and

        (vi) the sixth Offering shall commence on January 1, 1999 and terminate on June 30, 1999.

        5.   Participation.

        All eligible Employees will become participants in an Offering on the applicable Offering Commencement Date. Payroll deductions for a participant shall commence on the Offering Commencement Date applicable to the Offering (or as soon thereafter as may be determined by the Company in its discretion) and shall end on the Offering Termination Date applicable to such Offering, unless sooner terminated pursuant to Paragraph 10.

        6.   Payroll Deductions.

        (a) A participant may elect to have amounts withheld from his or her base pay on each payday by completing an authorization for a payroll deduction (an "Authorization") on the form provided by the Company and delivering it to the Company prior to the commencement of the applicable Offering. At the time a participant files his or her Authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of 0, 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his or her base pay. The aggregate amount of a participant's payroll deductions for any Offering Period is referred to herein as the "Authorized Deduction." An Authorization filed with respect to an Offering shall also be deemed to be an Authorization with respect to any subsequent Offering; provided, that (i) the participant may amend his or her Authorization with respect to a subsequent Offering by filing a new Authorization at least seven days and not more than 60 days prior to the Offering Commencement Date of the second Offering, and (ii) the participant may withdraw his or her payroll deductions from the Plan at any time pursuant to
Section 8(b). If a participant has not filed an Authorization with respect to an Offering (including an Authorization deemed to apply to a subsequent Offering pursuant to the preceding sentence) on or before the date(s) specified by the Company, he or she shall be deemed to have filed an Authorization election to withhold 0% of any base pay.

        (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account.

        (c) Except as provided in Paragraph 8(b) or Paragraph 10, a participant may not make changes to the rate of deductions from his or her base pay during an Offering Period.

        7.   Granting of Options.

        (a) With respect to each Offering, a participating Employee shall be deemed to have been granted, on the applicable Offering Commencement Date, an option (the "Option") to purchase a maximum number of shares of Common Stock determined as follows: 85% of the market value of a share of Common Stock on such Offering Commencement Date shall be divided into an amount equal to (x) that percentage of the Employee's base pay which he or she has elected to have withheld (not to exceed 10%) multiplied by (y) the Employee's base pay for the period of such Offering. The market value of the Common Stock shall be determined as provided in paragraph (b) below.

        An Employee's base pay for the period of any such Offering shall be determined as follows: (i) in the case of a full-time employee normally paid on an hourly rate, by multiplying his or her current hourly rate by 1040; (ii) in the case of a part-time employee normally paid on an hourly rate, by multiplying his or her normal hourly rate by the product of 26 times the number of hours in his or her normal work week; (iii) in the case of an employee normally paid at a bi-weekly rate, by multiplying his or her normal bi-weekly rate by 13; (iv) in the case of a part-time employee normally paid at a weekly rate, by multiplying his or her normal weekly rate by 26; and (v) in the case of an employee normally paid at a monthly rate, by multiplying his or her normal monthly rate by six.

        (b) With respect to each Offering, the purchase price of a share of Common Stock purchased with the Authorized Deduction (the "Option Exercise Price") shall be the lower of:

             (i) 85% of the closing sale price of the Common Stock on the New York Stock Exchange on the Offering Commencement Date applicable to such Offering (or on the next regular business day on which shares of the Common Stock shall be traded in the event that no such shares shall have been traded on the Offering Commencement Date); or

             (ii) 85% of the closing sale price of the Common Stock on the New York Stock Exchange on the Offering Termination Date applicable to such Offering (or on the next regular business day on which shares of the Common Stock shall be traded in the event that no such shares shall have been traded on the Offering Termination Date).

        8.   Exercise of Options.

        With respect to each Offering during the term of the Plan:

        (a) Unless a participant gives written notice of withdrawal to the Company as provided in Paragraph 10, his or her Option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of whole shares of Common Stock which the Authorized Deduction in his or her account on such date will purchase at the applicable Option Exercise Price (but not in excess of the number of shares for which an Option has been granted the employee pursuant to Paragraph 7 (a)). No fractional shares will be issued. Any excess in such participant's account on such date will either, (i) with the consent of such participant (and with the consent of the Company, which may be withheld in its sole discretion), remain in such participant's account under the Plan or under a successor plan, if any, or (ii) be returned to him or her; provided that any excess returned will not be credited with any interest.

        (b) By written notice to the Treasurer of the Company at any time prior to the applicable Offering Termination Date, a participant may elect to withdraw all (but not less than all) of the accumulated payroll deductions in his or her account at such time.

        9.   Delivery of Share Certificates.

        As promptly as practicable after the Offering Termination Date with respect to each Offering, the Company will deliver to each participant, as appropriate, a certificate or certificates representing the shares of Common Stock purchased upon the exercise of such participant's Option.

        10.  Withdrawal.

        (a) As indicated in Paragraph 8(b), a participant may withdraw payroll deductions credited to his or her account at any time prior to the applicable Offering Termination Date by giving written notice of withdrawal to the Treasurer of the Company. All of the participant's payroll deductions credited to his or her account will be paid to the participant promptly after receipt of such notice of withdrawal, and no further payroll deductions will be made with respect to such participant during such Offering. The Company may, at its option, treat any attempt by an employee to borrow on the security of accumulated payroll deductions as an election to withdraw such deductions.

        (b) A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company; provided, however, that an Employee who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, who withdraws his or her payroll deductions prior to the end of an Offering Period may not participate in the Plan or in any similar successor plan for a period of at least six months from the date of such withdrawal.

        (c) Upon termination of the participant's employment for any reason, including retirement but excluding death or disability while in the employ of the Company, the payroll deductions credited to his or her account will be returned to the participant or, in the case of his or her death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 14.

        (d) Upon termination of the participant's employment because of death or disability, the participant or his or her beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the expiration of the period of 30 days commencing with the date of the death or disability of the participant, either:

             (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

             (ii) to exercise the participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the participant's death or disability for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account at the date of the participant's death or disability will purchase at the applicable Option Exercise Price, and any excess in such account will be returned to the participant or said beneficiary.

        In the event that no such written notice of election shall be duly received by the Treasurer of the Company, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death or disability, and the same will be paid promptly to the participant or said beneficiary.

        11.  Interest.

        No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee except as specifically set forth in this Plan.

        12.  Stock.

        (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan during any Offering under the Plan shall be 60,000 shares (subject to increase pursuant to the last sentence of this Paragraph 12(a)), subject in each case to adjustment upon changes in capitalization of the Company as provided in Paragraph 17. If the total number of shares for which Options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds 60,000, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible. If fewer than 60,000 shares are purchased during any given Offering under the Plan, the amount not purchased shall be carried over to and made available during the next and other subsequent Offerings under the Plan.

        (b) No participant will have any interest in Common Stock covered by his or her Option until such Option has been exercised.

        (c) The Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs, by written notice to the Treasurer of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

        (d) The Board of Directors of the Company may, in its discretion, require as conditions to the Exercise of any Option that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly listed, upon official notice of issuance, on the New York Stock Exchange, and that either:

             (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to said shares shall be effective; or

             (ii) the Company shall have received the opinion of counsel acceptable to the Company to the effect that the issuance of such shares is exempt from all registration requirements under the Securities Act.

        13.  Administration.

        The Plan shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors of the Company. The officer of the Company charged by the Committee with day-to-day administration of the Plan shall, for matters involving the Plan, be an ex officio member of the Committee. The interpretation and construction of any provision of the Plan and the adoption of all rules and regulations for administering the Plan shall be made by the Committee; provided, however, that any such interpretation, rule or regulation adopted by the Committee may be subsequently altered, amended or repealed by the Committee or the Board of Directors. All such interpretations, rules and regulations made by the Committee and approved by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. The Company shall indemnify Committee members, to the fullest extent permitted by applicable statute, for any expenses incurred in defending a civil or criminal action or proceeding arising out of such member's actions with respect to the administration of the Plan, in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the member indemnified to repay such payment if such member shall be adjudicated not to have acted in good faith in the reasonable belief that such member's actions were in the best interests of the Company.

        14.  Designation of Beneficiary.

        A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the participant prior to the delivery of such shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company. Within 30 days after the participant's death, the beneficiary may, as provided in Paragraph 10(d), elect to exercise the participant's Option when it becomes exercisable on the Offering Termination Date of the then current Offering. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, and notice of election of the beneficiary to exercise the Option, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

        15.  Transferability.

        Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

        16.  Use of Funds.

        All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        17.  Effect of Changes of Common Stock.

        In the event of any changes of outstanding shares of the Common Stock by reason of stock dividends, subdivisions, combinations and the like, the aggregate number and class of shares available under this Plan and the Option Exercise Price per share shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional shares which would otherwise become subject to any Option.

        18.  Amendment or Termination.

        The Board of Directors of the Company may at any time terminate or amend the Plan. Except as hereinafter provided, however, no such termination may affect Options previously granted, and no such amendment may make any change in any Option previously granted which would adversely affect the rights of any participant. In addition, no amendment may be made without prior approval of the stockholders of the Company if such amendment would (a) materially increase the benefits accruing to participants under the Plan or (b) materially modify the requirements as to eligibility for participation under the Plan.

        19.  Notices.

        All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Treasurer of the Company.

        20.  Merger or Consolidation.

        If the Company shall at any time merge into or consolidate with another corporation and the Company is the surviving entity, the holder of each Option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors of the Company shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of Paragraph 17 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of all or substantially all of the assets of the Company, the Plan shall terminate, and all payroll deductions credited to participants' accounts shall be returned to them.

        21.  Approval of Stockholders.

        The Plan has been adopted by the Board of Directors of the Company, but shall be void and of no effect unless it is approved by the stockholders of the Company at their next annual meeting.

        22. Registration and Qualification of the Plan Under Applicable Securities Laws.

        No Option shall be granted under the Plan until such time as the Company has qualified or registered the shares which are subject to the Options under the applicable state and federal securities laws to the extent required by such laws.


             APPROVED BY THE BOARD OF DIRECTORS ON JULY 28, 1995.

                            ECC INTERNATIONAL CORP.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 6, 1995

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

                DIRECTORS OF THE COMPANY AND SHOULD BE RETURNED

                AS SOON AS POSSIBLE TO MELLON BANK (EAST), N.A.

     The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Herbert Krasnow and George W. Murphy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of ECC INTERNATIONAL CORP. (the "Company") to be held at The Drake Hotel, 440 Park Avenue at 56th Street, New York, New York, on Wednesday, December 6, 1995 at 10:00 a.m., Eastern Standard Time, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

     The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. The Shares represented by this Proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted for such election to office or proposal. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

1. TO ELECT THE FOLLOWING DIRECTORS (EXCEPT AS MARKED BELOW):

        Julian Demora Jesse Krasnow Ajit W. Hirani Thomas E. McGrath Martin S. Kaplan Merrill A. McPeak Herbert Krasnow George W. Murphy

                  FOR all nominees      AGAINST (except as marked below) all
                                                nominees

(Instruction: To vote against an individual nominee, write the name of such nominee(s) in the space provided below)

2. TO APPROVE THE COMPANY'S 1996 EMPLOYEE STOCK PURCHASE PLAN.

                  FOR        AGAINST        ABSTAIN

3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants.

                  FOR        AGAINST        ABSTAIN

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

MARK HERE                        MARK HERE

FOR ADDRESS CHANGE               IF YOU PLAN TO ATTEND
AND NOTE AT LEFT                 THE MEETING
                                                         DATED:       , 1995

                  Signature Signature if held jointly

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.